As filed with the Securities and Exchange Commission on June 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INTUIT INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0034661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

(650) 944-6000

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Kerry J. McLean, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

(650) 944-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon Davidson

David Michaels

Julia Forbess

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATIONS OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.01 par value	—	—	—	—
Preferred Stock, $0.01 par value	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Total(2)	—	—	—	—

(1)

An indeterminate aggregate initial offering price and number of the securities of each class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion, or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(2)	The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

2

PROSPECTUS

INTUIT INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We may offer from time to time common stock, preferred stock, debt securities, or warrants in one or more offerings. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” for a further description of the manner in which we may offer and sell the securities covered by this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement describing the method and terms of the applicable offering. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INTU.”

The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of Intuit Inc. or debt or equity securities of one or more other entities. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any applicable prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any applicable prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). We may sell common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the offered securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”

INTUIT INC.

Intuit Inc. helps consumers, small businesses and the self-employed prosper by delivering financial management and compliance products and services. Intuit also provides specialized tax products to accounting professionals, who are key partners that help Intuit serve small business customers. Intuit’s global products and platforms, including QuickBooks, TurboTax, Mint and Turbo, are designed to help its customers better manage their money, reduce their debt and file their taxes with ease so they can receive the maximum refund they deserve. For those customers who run small businesses, Intuit is focused on helping them get paid faster, pay their employees, access capital, ensure their books are done right and find and keep customers. Intuit serves more than 50 million customers across its product offerings and platforms, with approximately 9,400 employees as of July 31, 2019 in offices in the United States, Canada, India, the United Kingdom, Israel, Australia, and other locations.

Intuit Inc. was incorporated in California in March 1984. We reincorporated in Delaware and completed our initial public offering in March 1993. Our principal executive offices are located at 2700 Coast Avenue, Mountain View, California, 94043, and our main telephone number is 650-944-6000.

When we refer to “we,” “our” or “Intuit” in this prospectus, we mean the current Delaware corporation (Intuit Inc.) and its California predecessor, as well as all of our consolidated subsidiaries. Our website address is www.intuit.com. The information on or that can be accessed through our website is not part of this prospectus.

Intuit, the Intuit logo, QuickBooks, TurboTax, Mint, Lacerte, ProSeries, and Intuit ProConnect, among others, appearing in this prospectus, the registration statement of which this prospectus is a part, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference are the registered trademarks and/or registered service marks of Intuit Inc., or one of its subsidiaries, in the United States and other countries. Other parties’ marks appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any applicable prospectus supplement or free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information included in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” sections incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes. Additionally, we may use a portion of the net proceeds to us for acquisitions of or investments in businesses, technologies, or other assets. We may also use the net proceeds to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF SECURITIES

Our common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we decide to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly by us or by selling stockholders to purchasers, including through a specific bidding, auction or other process;

•	privately negotiated transactions;

•	a combination of any of the above methods of sale; and

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation and/or indemnification, any over-allotment options by the underwriters, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, together in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless otherwise stated in an applicable prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents, will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, and the effectiveness of our internal control over financial reporting as of July 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, filed with the SEC on August 30, 2019;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 27, 2019, incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended July 31, 2019;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2019, January  31, 2020 and April 30, 2020, filed with the SEC on November 21, 2019, February 24, 2020 and May 21, 2020, respectively;

•

our Current Reports on Form 8-K filed with the SEC on August 22, 2019 (with respect to Item 8.01 only), November  21, 2019 (with respect to Item 8.01 only), January  27, 2020, February  24, 2020 (with respect to Item 8.01 only relating to the announcement of dividends), February 24, 2020 (relating to the acquisition of Credit Karma, Inc.), April  1, 2020, May  7, 2020 (with respect to Item 2.03 only) and May 21, 2020 (with respect to Item 8.01 only); and

•

the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 5, 1998, pursuant to Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.02 to our Annual Report on Form 10-K for the fiscal year ended July  31, 2019, filed with the SEC on August 30, 2019.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below. Please note that shelter-in-place guidance due to the COVID-19 pandemic has resulted in the temporary closure of Intuit’s offices until further guidance is provided. Therefore, it is suggested that you request such documents via email.

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

Attention: Investor Relations

investor_relations@intuit.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov. Our Internet address is www.intuit.com and our investor relations website is located at www.investors.intuit.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus or any prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INTUIT INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS

June 23, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered.

SEC registration fee		*
Nasdaq listing fee	*	*
FINRA fees	*	*
Accounting fees and expenses	*	*
Legal fees and expenses	*	*
Printing and engraving	*	*
Transfer agent and registrar fees	*	*
Trustee fees	*	*
Blue sky fees and expenses (including legal fees)	*	*
Miscellaneous	*	*
Total	*	*

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the registration fee for the securities offered.

**

The amount of securities and number of offerings are indeterminate and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

ITEM 16.	Exhibits and Financial Statement Schedules

		Incorporated by Reference Herein				Filed Herewith
Exhibit Number	Description of Exhibit	Form	File No.	Filing Date	Exhibit No.

1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Registrant	10-Q	000-21180	June 14, 2000	3.01

3.2	Amended and Restated Bylaws of the Registrant	8-K	000-21180	May 9, 2016	3.01

4.1	Form of Registrant’s common stock certificate	10-K	000-21180	September 15, 2009	4.01

4.3*	Form of Specimen Preferred Stock Certificate

4.4*	Form of Warrant Agreement (including form of warrant certificate)

4.5	Form of Debt Indenture					X

4.6*	Form of Debt Securities

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)					X

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Indenture					X

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference, if applicable.

ITEM 17.	Undertakings

(a) The	undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculations of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 23, 2020.

INTUIT INC.

By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sasan K. Goodarzi, Michelle M. Clatterbuck and Mark J. Flournoy, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sasan K. Goodarzi Sasan K. Goodarzi	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2020

/s/ Michelle M. Clatterbuck Michelle M. Clatterbuck	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 23, 2020

/s/ Mark J. Flournoy Mark J. Flournoy	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 23, 2020

/s/ Eve Burton Eve Burton	Director	June 23, 2020

/s/ Scott D. Cook Scott D. Cook	Director	June 23, 2020

Signature	Title	Date

/s/ Richard Dalzell Richard Dalzell	Director	June 23, 2020

/s/ Deborah Liu Deborah Liu	Director	June 23, 2020

/s/ Suzanne Nora Johnson Suzanne Nora Johnson	Director	June 23, 2020

/s/ Dennis D. Powell Dennis D. Powell	Director	June 23, 2020

/s/ Brad D. Smith Brad D. Smith	Chairman of the Board of Directors	June 23, 2020

/s/ Thomas Szkutak Thomas Szkutak	Director	June 23, 2020

/s/ Raul Vazquez Raul Vazquez	Director	June 23, 2020

/s/ Jeff Weiner Jeff Weiner	Director	June 23, 2020